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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITOR



We consent to the incorporation by reference in the Registration Statement (File No. 333-90384) of Community Central Bank Corporation on Form S-8 of our Independent Auditor's Report, dated January 23, 2004, on the consolidated financial statements incorporated by reference in Community Central Bank Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.


S/PLANTE & MORAN, PLLC
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Auburn Hills, Michigan

March 29, 2004